
                                                                    Exhibit 2.8

                           EMPLOYEE MATTERS AGREEMENT

                                     BETWEEN

                                  ADAPTEC, INC.

                                       AND

                                   ROXIO, INC.

                                 EFFECTIVE AS OF

                                NOVEMBER __, 2000

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                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS........................................................................1

         1.1      Adaptec....................................................................1
         1.2      Adaptec Business...........................................................1
         1.3      Adaptec Group..............................................................1
         1.4      Adaptec Employee...........................................................1
         1.5      Adaptec Stock Value........................................................2
         1.6      Affiliate..................................................................2
         1.7      Agreement..................................................................2
         1.8      Ancillary Agreements.......................................................2
         1.9      California State Disability Insurance......................................2
         1.10     COBRA......................................................................2
         1.11     Code.......................................................................2
         1.12     Distribution...............................................................2
         1.13     Distribution Date..........................................................2
         1.14     Employee Agreement.........................................................2
         1.15     ERISA......................................................................2
         1.16     FMLA.......................................................................2
         1.17     Health and Welfare Plans...................................................2
         1.18     Health Plans...............................................................3
         1.19     IPO........................................................................3
         1.20     Leave of Absence Plans.....................................................3
         1.21     Liabilities................................................................3
         1.22     Nasdaq.....................................................................3
         1.23     Option.....................................................................3
         1.24     Participating Company......................................................3
         1.25     Person.....................................................................3
         1.26     Plan.......................................................................4
         1.27     Ratio......................................................................4
         1.28     Registration Date..........................................................4
         1.29     Roxio......................................................................4
         1.30     Roxio Business.............................................................4
         1.31     Roxio Group................................................................4
         1.32     Roxio Employee.............................................................4
         1.33     Roxio Stock Value..........................................................4
         1.34     Separation.................................................................4
         1.35     Separation Agreement.......................................................4
         1.36     Separation Date............................................................4
         1.37     Stock Plan.................................................................4
         1.38     Stock Purchase Plan........................................................5
         1.39     Subsidiary.................................................................5


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           Page
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         1.40     Supplemental Short-Term Disability Plan....................................5
         1.41     Voluntary Short-Term Disability Plan.......................................5
         1.42     401(k) Plan................................................................5

ARTICLE II GENERAL PRINCIPLES................................................................5

         2.1      Liabilities................................................................5
         2.2      Establishment of Roxio Plans...............................................5
         2.3      Roxio Under No Obligation to Maintain Plans................................6
         2.4      Roxio's Participation in Adaptec Plans.....................................6
         2.5      Terms of Participation by Roxio Employees in Roxio Plans...................7
         2.6      Foreign Plans..............................................................7

ARTICLE III DEFINED CONTRIBUTION PLAN........................................................7

         3.1      401(k) Plan................................................................7

ARTICLE IV NON-QUALIFIED PLAN................................................................8

         4.1      Deferred Compensation Plan.................................................8

ARTICLE V HEALTH AND WELFARE PLANS...........................................................8

         5.1      Health Plans as of the Distribution Date...................................8
         5.2      Health Plans from the Separation Date through the Distribution Date........9
         5.3      Group Life Plan............................................................9
         5.4      Accidental Death & Dismemberment Plan......................................9
         5.5      Disability Plans...........................................................9
         5.6      Business Travel Accident Insurance.........................................9
         5.7      Section 125 Plans.........................................................10
         5.8      COBRA.....................................................................10
         5.9      Workers' Compensation Plan................................................10
         5.10     Leave of Absence Plans....................................................10

ARTICLE VI EQUITY AND OTHER COMPENSATION....................................................11

         6.1      Bonus and Retention Plans.................................................11
         6.2      Adaptec Options...........................................................11
         6.3      Stock Purchase Plan.......................................................12
         6.4      Stock Plan................................................................12

ARTICLE VII ADMINISTRATIVE PROVISIONS.......................................................12

         7.1      Sharing of Participant Information........................................12
         7.2      Costs and Expenses........................................................12

ARTICLE VIII EMPLOYMENT-RELATED MATTERS.....................................................12


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           Page
                                                                                           ----

         8.1      Employee Agreements.......................................................12
         8.2      Terms of Roxio Employment.................................................14
         8.3      Non-Solicitation of Employees.............................................14
         8.4      Employment of Employees with United States Work Visas.....................14
         8.5      Non-Termination of Employment; No Third-Party Beneficiaries...............14
         8.6      Employment Litigation.....................................................14

ARTICLE IX GENERAL PROVISIONS...............................................................15

         9.1      Effect if Separation, IPO and/or Distribution Does Not Occur..............15
         9.2      Relationship of Parties...................................................15
         9.3      Governing Law.............................................................15
         9.4      Assignment................................................................15
         9.5      Severability..............................................................15
         9.6      Interpretation............................................................16
         9.7      Amendment.................................................................16
         9.8      Termination...............................................................16
         9.9      Conflict..................................................................16
         9.10     Counterparts..............................................................16
         9.11     Dispute Resolution........................................................16

                           EMPLOYEE MATTERS AGREEMENT


         This EMPLOYEE MATTERS AGREEMENT (the "Agreement") is entered into on November __, 2000, between Adaptec, Inc., a Delaware corporation, and Roxio, Inc., a Delaware corporation. Capitalized terms used herein (other than the formal names of Adaptec Plans (as defined below) and related trusts of Adaptec) and not otherwise defined, shall have the respective meanings assigned to them in Article I or as they may be defined elsewhere in this Agreement.

         WHEREAS, the Board of Directors of Adaptec has determined that it is in the best interests of Adaptec and its shareholders to separate Adaptec's existing businesses into two (2) independent businesses, Adaptec and Roxio; and

         WHEREAS, in furtherance of the foregoing, Adaptec and Roxio have agreed to enter into this Agreement to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation, benefit plans, programs and arrangements, and certain employment matters;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Wherever used in this Agreement, the following terms shall have the meanings indicated below or as such term may be defined elsewhere in this Agreement, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

         1.1      ADAPTEC. "Adaptec" means the Adaptec Business and the Adaptec
Group.

         1.2      ADAPTEC BUSINESS. "Adaptec" has the meaning set forth in
Section 7.1 of the Separation Agreement.

         1.3      ADAPTEC GROUP. "Adaptec Group has the meaning set forth in
Section 7.2 of the Separation Agreement.

         1.4 ADAPTEC EMPLOYEE. "Adaptec Employee" means an individual who is: (a) on the Separation Date actively employed by, or on leave of absence from, Adaptec (b) an employee or group of employees designated as Adaptec Employees by Adaptec and Roxio, by mutual agreement; or (c) an employee of Adaptec or Roxio who, prior to the Distribution Date, is on, or begins, a disability leave of absence until the earlier of (i) the employee's termination of employment, (ii) the passage of six months as measured from the employee's last day of active work, or (iii) the employee is medically released to return to work.

         1.5 ADAPTEC STOCK VALUE. "Adaptec Stock Value" means the closing per-share price of Adaptec common stock as listed on the Nasdaq on the last trading day before the Distribution.

         1.6 AFFILIATE. "Affiliate" means, with respect to any specified Person, any entity that Controls, is Controlled by, or is under common Control with such Person. For this purpose, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by control, or otherwise.

         1.7 AGREEMENT. "Agreement" means this Employee Matters Agreement, including all the Schedules hereto, if any, and all amendments made hereto from time to time.

         1.8 ANCILLARY AGREEMENTS. "Ancillary Agreements" has the meaning set forth in Section 2.1 of the Separation Agreement.

         1.9 CALIFORNIA STATE DISABILITY INSURANCE. "California State Disability Insurance" means the disability insurance made available and administered by the State of California to employers and employees.

         1.10 COBRA. "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

         1.11 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.12 DISTRIBUTION. "Distribution" has the meaning set forth in the Recitals of the Separation Agreement.

         1.13 DISTRIBUTION DATE. "Distribution Date" has the meaning set forth in Section 4.1 of the Separation Agreement.

         1.14 EMPLOYEE AGREEMENT. "Employee Agreement" has the meaning set forth in Section 8.1 hereof.


         1.15 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.16 FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

         1.17 HEALTH AND WELFARE PLANS. "Health and Welfare Plans," when immediately preceded by "Adaptec," means the Adaptec Health Plans, the Adaptec Code Section 125/Flexible Spending Plan (the "Adaptec 125 Plan"), established and maintained by Adaptec for the benefit of eligible employees of Adaptec, and such other welfare plans or programs as may apply to such employees through the Distribution Date. When immediately preceded by "Roxio," Health and Welfare Plans means the Roxio Health Plans, the Roxio Code Section 125/Flexible Spending Plan (if applicable) (the "Roxio 125 Plan"), established and maintained by Roxio for the benefit of eligible employees of Roxio, and such other welfare plans or programs that Roxio may establish.

         1.18 HEALTH PLANS. "Health Plans," when immediately preceded by "Adaptec," means the medical, HMO, vision, and dental plans and any similar or successor Plans. When immediately preceded by "Roxio," "Health Plans" means the medical, HMO, vision and dental plans that may be established by Roxio.

         1.19 IPO. "IPO" has the meaning set forth in the Recitals of the Separation Agreement.

         1.20 LEAVE OF ABSENCE PLANS. "Leave of Absence Plans," when immediately preceded by "Adaptec," means the personal, medical/disability, military, FMLA and other leave of absence programs that are offered, or may in the future be offered, from time to time under the personnel policies and practices of Adaptec. When immediately preceded by "Roxio," "Leave of Absence Plans" means the leave of absence programs that may be established by Roxio.

         1.21 LIABILITIES. "Liabilities" means all debts, liabilities, guarantees, assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For this purpose, "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

         1.22     NASDAQ. "Nasdaq" means the Nasdaq National Market.

         1.23 OPTION. "Option," when immediately preceded by "Adaptec," means an option to purchase Adaptec common stock pursuant to an Adaptec Stock Plan. When immediately preceded by "Roxio," "Option" means an option to purchase Roxio common stock pursuant to a Roxio Stock Plan.

         1.24 PARTICIPATING COMPANY. "Participating Company" means: (a) Adaptec; (b) any Person (other than an individual) that Adaptec has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Adaptec; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

         1.25 PERSON. "Person" has the meaning as set forth in Section 7.24 of the Separation Agreement.

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         1.26     PLAN. "Plan" means any plan, policy, program, payroll
practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of Adaptec or Roxio.

         1.27 RATIO. "Ratio" means the ratio determined by dividing the Roxio Stock Value by the Adaptec Stock Value.

         1.28 REGISTRATION DATE. "Registration Date" means the date on which the IPO Registration Statement (as defined in the Separation Agreement) is declared effective by the Securities and Exchange Commission.

         1.29     ROXIO. "Roxio" means the Roxio Business and the Roxio Group.

         1.30 ROXIO BUSINESS. "Roxio" Business" has the meaning as set forth in Section 7.29 of the Separation Agreement.

         1.31     ROXIO GROUP. "Roxio" Group" has the meaning as set forth in
Section 7.30 of the Separation Agreement.

         1.32 ROXIO EMPLOYEE. "Roxio Employee" means any individual who: (a) is actively employed by Roxio on the Separation Date; (b) moves to the employ of Roxio from the employ of Adaptec; (c) an employee or group of employees designated as Roxio Employees by Adaptec and Roxio, by mutual agreement, or (d) an individual hired by Roxio on or after the Separation Date.

         1.33 ROXIO STOCK VALUE. "Roxio Stock Value" means the opening per-share price of Roxio common stock as listed on Nasdaq, as applicable, on the first trading day after the Distribution.

         1.34 SEPARATION. "Separation" has the meaning set forth in the Recitals of the Separation Agreement.

         1.35 SEPARATION AGREEMENT. "Separation Agreement" means the Master Separation and Distribution Agreement, dated as of September __, 2000, of which this is Exhibit E thereto.

         1.36 SEPARATION DATE. "Separation Date" has the meaning set forth in Section 1.1 of the Separation Agreement.

         1.37 STOCK PLAN. "Stock Plan," when immediately preceded by "Adaptec," means any plan, program, or arrangement, other than the Stock Purchase Plan, pursuant to which employees, directors and consultants hold Options, Adaptec Restricted Stock, or other Adaptec equity incentives. "Stock Plan," when immediately preceded by "Roxio," means any plan, program, or arrangement, other than the Stock Purchase Plan, pursuant to which employees, directors and consultants hold Options, Roxio Restricted Stock, or other Roxio equity incentives.

         1.38 STOCK PURCHASE PLAN. "Stock Purchase Plan," when immediately preceded by "Adaptec," means the Adaptec Employee Stock Purchase Plan. When immediately preceded by "Roxio," "Stock Purchase Plan" means the employee stock purchase plan to be established by Roxio.

         1.39     SUBSIDIARY. "Subsidiary" has the meaning set forth in Section
7.33 of the Separation Agreement.

         1.40 SUPPLEMENTAL SHORT-TERM DISABILITY PLAN. Supplemental Short Term Disability Plan means the disability plan offered by Adaptec that is offered to eligible individuals that is not in lieu of, but is addition to, the benefits provided under the Adaptec Voluntary Short Term Disability Plan.

         1.41 VOLUNTARY SHORT-TERM DISABILITY PLAN. The Voluntary Short-Term Disability Plan means the disability plan offered by Adaptec that is offered to eligible individuals that covers Adaptec Employees who are employed in California and that is offered in lieu of California State Disability Insurance.

         1.42 401(K) PLAN. "401(k) Plan," when immediately preceded by Adaptec means the qualified retirement plan of Adaptec. When immediately preceded by Roxio, "401(k) Plan" shall mean the qualified retirement plan that Roxio shall establish, sponsor, and maintain effective as of the Distribution Date or such other date as Adaptec and Roxio may mutually agree.

                                   ARTICLE II

                               GENERAL PRINCIPLES

         2.1 LIABILITIES. Except as specified otherwise in this Agreement or as mutually agreed upon by Roxio and Adaptec from time to time, effective as of the Separation Date, Roxio shall pay to Adaptec an amount that equals twenty-five percent (25%) of Roxio's adjusted payroll charges during the time from the Separation Date up to the Distribution Date. Except as specified otherwise in this Agreement or as mutually agreed upon by Roxio and Adaptec, any Liability incurred with respect to Adaptec Plans by Roxio as a Participating Company up to the Distribution Date shall be borne solely by Adaptec, and any Liability incurred with respect to Roxio Plans, as then, or in the future, may be established, from the Distribution Date forward will be borne solely by Roxio.

         2.2      ESTABLISHMENT OF ROXIO PLANS.

                  (a) HEALTH AND WELFARE PLANS. Except as specified otherwise in this Agreement, effective as of the Distribution Date (or such other date(s) as Adaptec and Roxio may mutually agree), Roxio shall adopt the Roxio Health and Welfare Plans.

                  (b) 401(K) PLAN. Effective as of the Distribution Date (or such other date as Adaptec and Roxio may mutually agree), Roxio shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code
Section 501(a)(1), and to form the Roxio 401(k) Plan.

                  (c) EQUITY AND OTHER COMPENSATION. Except as specified otherwise in this Agreement, effective on or before the IPO (or such other date(s) as Adaptec and Roxio may mutually agree), Roxio shall adopt the Roxio Stock Plans. Effective on or before the Registration Date (or such other date as Adaptec and Roxio may mutually agree), Roxio shall adopt the Roxio Stock Purchase Plan.

                  (d) OTHER PLANS. Except as otherwise specified in this Agreement, effective as of the Distribution Date Roxio shall adopt certain Roxio Plans that are specifically tied to its payroll practices, including, without limitation, such Plans that Roxio deems appropriate.

         2.3 ROXIO UNDER NO OBLIGATION TO MAINTAIN PLANS. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Roxio, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Roxio Plan, any benefit under any Roxio Plan or any trust, insurance policy or funding vehicle related to any Roxio Plans, or any employment or other service arrangement with Roxio Employees, consultants or vendors (to the extent permitted by law).

         2.4      ROXIO'S PARTICIPATION IN ADAPTEC PLANS.

                  (a) PARTICIPATION IN ADAPTEC PLANS. Except as specified otherwise in this Agreement or as Adaptec and Roxio may mutually agree, Roxio shall, until the Distribution Date, continue to be a Participating Company in the Adaptec Plans.

                  (b) ADAPTEC'S GENERAL OBLIGATIONS AS PLAN SPONSOR. To the extent that Roxio is a Participating Company in any Adaptec Plan, Adaptec shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such Adaptec Plan, and shall have the sole and absolute discretion and authority to interpret the Adaptec Plan, as set forth therein.

                  (c) ROXIO'S GENERAL OBLIGATIONS AS PARTICIPATING COMPANY. Roxio shall perform, with respect to its participation in the Adaptec Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assistance in the administration of claims, to the extent requested by the claims administrator of the applicable Adaptec Plan; (ii) full cooperation with Adaptec Plan auditors, benefit personnel and benefit vendors; (iii) preservation of the confidentiality of all financial arrangements Adaptec has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom Adaptec has entered into an agreement relating to the Adaptec Plans; and (iv) preservation of the confidentiality of participant information (including, without limitation, health information in relation to leaves) to the extent not specified otherwise in this Agreement.

                  (d) TERMINATION OF PARTICIPATING COMPANY STATUS. Except as specified otherwise in this Agreement or as mutually agreed upon by Roxio and Adaptec, effective as of the Distribution Date, Roxio shall automatically cease to be a Participating Company in Adaptec Plans.

         2.5      TERMS OF PARTICIPATION BY ROXIO EMPLOYEES IN ROXIO PLANS

                  (a) NON-DUPLICATION OF BENEFITS. Except as specified otherwise in this Agreement or as mutually agreed upon by Roxio and Adaptec, effective as of the Distribution Date, Adaptec and Roxio shall agree on methods and procedures, including amending the respective Plan documents, to prevent Roxio Employees from receiving duplicate benefits from the Adaptec Plans and the Roxio Plans, except as may be set forth in Section 6.3 and Section 6.4 of this Agreement.

                  (b) SERVICE CREDIT. Except as specified otherwise in this Agreement, with respect to Roxio Employees, Roxio shall make reasonable efforts to provide that all service, all compensation and all other benefit-affecting determinations that, as of the Distribution Date, were recognized under the corresponding Adaptec Plan shall, as of the Distribution Date, receive full recognition and credit and be taken into account under such Roxio Plan to the same extent as if such items occurred under such Roxio Plan, except to the extent that duplication of benefits would result.

         2.6 FOREIGN PLANS. Roxio and Adaptec each intend that the matters, issues or Liabilities relating to, arising out of, or resulting from foreign plans and non-U.S.-related employment matters be handled in a manner that is in compliance with the requirements of applicable local law.

                                  ARTICLE III

                           DEFINED CONTRIBUTION PLAN

         3.1      401(K) PLAN.

                  (a) 401(K) PLAN TRUST. Effective as of the Distribution Date (or such other date as Adaptec and Roxio may mutually agree), Roxio shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code
Section 501(a)(1), and to form the Roxio 401(k) Plan.

                  (b) 401(K) PLAN: ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS. Effective as of the Distribution Date (or such other date as Adaptec and Roxio may mutually agree): (i) the Roxio 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from Roxio Employees under the Adaptec 401(k) Plan; and (ii) Adaptec shall cause the accounts of the Roxio Employees under the Adaptec 401(k) Plan that are held by its related trust to be transferred to the Roxio 401(k) Plan and its related trust, and Roxio shall cause such transferred accounts to be accepted by such Plan and its related trust. Roxio and Adaptec each agree to use their reasonable best efforts to accomplish this 401(k) Plan and related trust spin-off.

                  (c) NO DISTRIBUTION TO ROXIO EMPLOYEES. The Adaptec 401(k) Plan and the Roxio 401(k) Plan shall provide that no distribution of account balances shall be made to any Roxio Employee on account of Roxio ceasing to be an Affiliate of Adaptec as of the Distribution Date.

                                   ARTICLE IV

                               NON-QUALIFIED PLAN

                  4.1      DEFERRED COMPENSATION PLAN.

                  Roxio shall, until the Distribution Date (or such other date as Adaptec and Roxio may mutually agree), continue to be a Participating Company in the Adaptec deferred compensation plan (the "Deferred Compensation Plan"). Before the Separation Date, Adaptec shall amend the Deferred Compensation Plan to provide that participants under the Deferred Compensation Plan who become Roxio Employees will not be deemed to have a termination of employment until such time as the participant's employment with Roxio is terminated. Roxio shall promptly notify Adaptec upon the termination of employment (or the occurrence of another distributable event) of a Roxio Employee who is a participant in the Deferred Compensation Plan.

                                   ARTICLE V

                            HEALTH AND WELFARE PLANS

         5.1      HEALTH PLANS AS OF THE DISTRIBUTION DATE.

                  (a) ROXIO HEALTH PLANS. As of the Distribution Date (or such other date(s) as Adaptec and Roxio may mutually agree), Roxio shall have established Roxio Health Plans that will provide coverage for Roxio Employees (and their eligible dependents). Effective as of the Distribution Date, Roxio shall cease to be a Participating Company in the Adaptec Health Plans, and Roxio shall be solely responsible for (i) all Liabilities incurred with respect to such Roxio Health Plans; and (ii) the administration of the Roxio Health Plans, including, without limitation, the payment of all employer-related costs in establishing and maintaining the Roxio Health Plans, and for the collection and remittance of employee premiums.

                  (b) PENDING TREATMENTS. Notwithstanding Subsection 5.1(a) above, all courses of treatment that have begun prior to the Distribution date with respect to Roxio Employees (or their eligible dependents) under the applicable Adaptec Health Plan shall be provided without interruption under the applicable Adaptec Health Plan until the earlier of: (i) such course of treatment is concluded or discontinued or (ii) ninety (90) days from the date medical attention was last received with respect to such course of treatment ("Uninterrupted Treatment"). For purposes of this Section 5.1(b) only, courses of treatment means that a Roxio Employee, prior to the Distribution Date, has received, and at the Distribution Date is still receiving, medical treatment for a specific illness or injury and such Uninterrupted Treatment is applicable only to that specific illness or injury.

                  (c) VENDOR ARRANGEMENTS. If requested by Roxio, Adaptec shall use reasonable efforts in assisting Roxio to procure, effective as of the Distribution Date (or such other date(s) as Adaptec and Roxio may mutually agree), Roxio Health Plans.

                  (d) NO STATUS CHANGE. The transfer or other movement of employment between Adaptec to Roxio at any time upon or before the Distribution Date shall neither constitute nor be treated as a "status change" or termination of employment under the Adaptec Health Plans or the Roxio Health Plans.

         5.2 HEALTH PLANS FROM THE SEPARATION DATE THROUGH THE DISTRIBUTION DATE. Except as otherwise agreed by Adaptec and Roxio, for the period beginning with the Separation Date and ending on the Distribution Date (or such other period as Adaptec and Roxio may mutually agree), Roxio shall be a Participating Company in the Adaptec Health Plans. Adaptec shall administer and be responsible for claims incurred under the Adaptec Health Plans by Roxio Employees before the Distribution Date, subject to the limitations as set forth in Section 5.1(b). Any determination made or settlements entered into by Adaptec with respect to such claims shall be final and binding. Adaptec shall retain financial and administrative ("run-out") Liability and all related obligations and responsibilities for all claims incurred by Roxio Employees before the Distribution Date, subject to the limitations as set forth in Section 5.1(b).

         5.3 GROUP LIFE PLAN. Roxio shall, until the Distribution Date (or such other date as Adaptec and Roxio may mutually agree), continue to be a Participating Company in any Adaptec group life insurance plan or arrangement.

         5.4 ACCIDENTAL DEATH & DISMEMBERMENT PLAN. Roxio shall, until the Distribution Date (or such other date as Adaptec and Roxio may mutually agree), continue to be a Participating Company in the Adaptec accidental death & dismemberment Plan.

         5.5      DISABILITY PLANS.

                  (a) SHORT-TERM DISABILITY PLAN. Roxio shall, until the Distribution Date (or such other date as Adaptec and Roxio may mutually agree), continue to be a Participating Company in the Adaptec Supplemental Short-Term Disability Plan. With respect to Roxio Employees who are employed in California, said employees will be covered by California State Disability Insurance in lieu of being eligible to receive benefits under the Adaptec Voluntary Short-Term Disability Plan.

                  (b) LONG-TERM DISABILITY PLAN. Roxio shall, until the Distribution Date (or such other date as Roxio and Adaptec may mutually agree), continue to be a Participating Company in the Adaptec long-term disability plan.

         5.6 BUSINESS TRAVEL ACCIDENT INSURANCE. Roxio shall, until the Distribution Date (or such other date as Roxio and Adaptec may mutually agree), continue to be a Participating Company in the Adaptec business travel accident insurance Plan.

         5.7      SECTION 125 PLANS.

                  (a) CAFETERIA PLAN. Roxio shall, until the Distribution Date (or such other date as Roxio and Adaptec may mutually agree), continue to be a Participating Company in the Adaptec 125 Plan. Effective as of the Distribution Date, Roxio may establish, in its sole discretion, a Roxio 125 Plan for the benefit of Roxio Employees.

                  (b) FLEXIBLE SPENDING ACCOUNT PLAN. Roxio shall, through December 31, 2000, continue to be a Participating Company in the health care spending account and dependent care spending account (the "Adaptec Flexible Spending Accounts") of the Adaptec 125 Plan, and beginning January 1, 2001 Roxio shall cause to be implemented and shall sponsor a Roxio health care spending account and dependent care spending account (the "Roxio Flexible Spending Accounts") for the benefit of Roxio Employees that is substantially similar to that of the Adaptec Flexible Spending Accounts. From January 1, 2001 to the Distribution Date, or such other date as Adaptec and Roxio may mutually agree, Adaptec will provide administrative services to Roxio in relation to the Roxio Flexible Spending Accounts. Notwithstanding the foregoing, in the event the Distribution Date occurs prior to December 31, 2000, then at the Distribution Date Roxio shall cease to be a Participating Company in the Adaptec Flexible Spending Accounts, and at the Distribution Date, Adaptec shall be under no obligation, and any such existing obligation shall cease, to provide administrative services to Roxio in relation to the Roxio Flexible Spending Accounts.

         5.8 COBRA. Adaptec shall be responsible for providing COBRA continuation coverage (for the applicable period of time as required by law, generally 18-36 months) to Roxio Employees and their eligible dependents who become eligible for such coverage prior to the Distribution Date. Effective as of the Distribution Date, Roxio shall be responsible for providing COBRA continuation coverage to Roxio Employees and their eligible dependents who become eligible for such coverage on and following the Distribution Date.

         5.9 WORKERS' COMPENSATION PLAN. Effective as of the Separation Date, or such other date as Adaptec and Roxio may mutually agree, Adaptec shall establish a workers' compensation plan for the benefit of Roxio Employees (the "Separation Date Workers' Compensation Plan"). Effective as of the Distribution Date, Roxio shall establish, terminate or renegotiate the terms of the Separation Date Workers' Compensation Plan. Any Liabilities that accrue under the Separation Date Workers' Compensation Plan shall be Liabilities of Roxio.

         5.10 LEAVE OF ABSENCE PLANS. Effective as of the Separation Date, Roxio Employees shall continue to be eligible to participate in the Leave of Absence Plans of Adaptec, subject to Section 5.5 (a) of this Agreement. Effective as of the Distribution Date, Roxio Employees shall not be eligible to participate in the Adaptec Leave of Absence Plans.

                                   ARTICLE VI

                         EQUITY AND OTHER COMPENSATION

         6.1      BONUS AND RETENTION PLANS.

                  (a) Effective at the Separation Date (or such other date as Roxio and Adaptec may mutually agree), Roxio shall cease to continue to be a Participating Company in applicable Adaptec bonus plans that Roxio Employees were eligible to receive awards under prior to the Separation Date. In Roxio's sole and absolute discretion it may establish a Roxio bonus plan on or after the Separation Date, and any award earned or accrued (as is applicable) shall be the sole responsibility of Roxio.

                  (b) CEQUADRANT AND WILDFILE RETENTION PLANS. Roxio will assume, administer and be responsible for payments under the Cequadrant retention plan and the Wildfile retention Plan upon and following the Separation Date. Any award earned and payable under the Cequadrant and Wildfile retention Plans prior to the Separation Date shall be the responsibility of and payable by Adaptec. Any award that is earned and payable pursuant to the Cequadrant and Wildfile retention Plans following the Separation Date shall be the responsibility of and payable by Roxio.

         6.2      ADAPTEC OPTIONS.

                  (a) OPTION ASSUMPTION BY ROXIO. At the Distribution Date (or such other date as Adaptec and Roxio may mutually agree), each outstanding Adaptec Option held by Roxio Employees, whether vested or unvested, shall be, in connection with the Distribution, assumed by Roxio. Each Adaptec Option so assumed by Roxio shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Adaptec Stock Plans and as provided in the respective option agreements governing such assumed Adaptec Option as of the Distribution Date (or such other date as Adaptec and Roxio may mutually agree), except that (i) such assumed Adaptec Option shall be exercisable for that number of whole shares of Roxio common stock equal to the quotient of the number of shares of Adaptec common stock that would be issuable upon exercise of such Adaptec Option as of the Distribution Date (assuming that all vesting conditions applicable to such option were then satisfied) divided by the Ratio, rounded down to the nearest whole number of shares of Roxio common stock, and (ii) the per share exercise price for the shares of Roxio common stock issuable upon exercise of such assumed Adaptec Option shall be equal to the product determined by multiplying the exercise price per share of Adaptec common stock at which such Adaptec Option was exercisable as of the Distribution Date by the Ratio, rounded up to the nearest whole cent.

                  (b) CERTAIN NON-U.S. OPTIONEES. Except as may otherwise be agreed upon by Adaptec and Roxio this Section 6.2 shall govern the treatment of Adaptec Options held by non-U.S. Roxio Employees.

         6.3 STOCK PURCHASE PLAN. Through the Distribution Date, Roxio Employees shall continue to be eligible for participation in the Adaptec Stock Purchase Plan. Effective on or before the Registration Date (or such other date as Adaptec and Roxio may mutually agree), Roxio shall establish and sponsor a Stock Purchase Plan for the benefit of Roxio Employees. Effective as of the Registration Date, Roxio Employees shall cease to be eligible to participate in and to have any further payroll deductions withheld pursuant to the Adaptec Stock Purchase Plan; provided, however, that payroll deductions withheld for Roxio Employees prior to the Registration Date may be used to purchase shares at the next scheduled purchase date under the Adaptec Stock Purchase Plan.

         6.4 STOCK PLAN. Through the Registration Date, Roxio Employees shall continue to be eligible for participation in the Adaptec Stock Plan. Notwithstanding the foregoing, effective as of the Separation Date Roxio Employees shall not be eligible to receive any additional option grants that may be made pursuant to the Adaptec Stock Plan. Effective on or before the Registration Date (or such other date as Adaptec and Roxio may mutually agree), Roxio shall establish and sponsor a Stock Plan for the benefit of Roxio Employees, directors and consultants.

                                  ARTICLE VII

                           ADMINISTRATIVE PROVISIONS

         7.1 SHARING OF PARTICIPANT INFORMATION. Adaptec and Roxio shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Adaptec Plans and the Roxio Plans during the respective periods applicable to such Plans as Roxio and Adaptec may mutually agree. Adaptec and Roxio and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

         7.2 COSTS AND EXPENSES. Roxio shall bear all costs and expenses, including but not limited to legal and actuarial fees, incurred from and after the Distribution Date in the design, drafting and implementation of any and all plans and compensation structures which it establishes or creates and the amendment of its existing plans or compensation structures.

                                  ARTICLE VIII

                           EMPLOYMENT-RELATED MATTERS

         8.1 EMPLOYEE AGREEMENTS. DEFINITION. As used in this Section 8.1, "Employee Agreement" means Adaptec's Employee Information Agreements and corresponding agreements in foreign countries executed by each Adaptec employee.

                  (a) SURVIVAL OF ADAPTEC EMPLOYEE AGREEMENT OBLIGATIONS AND ADAPTEC'S COMMON LAW RIGHTS. All former Adaptec employees transferred to Roxio as of the Separation Date shall remain bound by the Adaptec Employee Agreements as if such employees had been terminated by Adaptec as of the Separation Date; PROVIDED, HOWEVER, that none of the following acts committed by former Adaptec employees within the scope of their Roxio employment shall constitute a breach of such Adaptec Employee Agreements: (i) the use or disclosure of Confidential Information (as that term is defined in the former Adaptec employee's Adaptec Employee Agreement) for or on behalf of Roxio, if such disclosure is consistent with the license rights granted to Roxio and restrictions imposed on Roxio under this Agreement, any other Ancillary Agreement or any other agreement between the parties and (ii) solicitation of the employees of one party by the other party prior to the Distribution Date. Further, Adaptec retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the rights granted to Roxio and restrictions imposed on Roxio under this Agreement, any other Ancillary Agreement or any other agreement between the parties.

                  (b)      ASSIGNMENT, COOPERATION FOR COMPLIANCE AND
ENFORCEMENT.

                           (i)      Adaptec retains all rights under the Adaptec
Employee Agreements of all former Adaptec employees necessary to permit Adaptec to protect the rights and interests of Adaptec, but hereby transfers and assigns to Roxio its rights under the Adaptec Employee Agreements of all former Adaptec employees to the extent required to permit Roxio to enjoin, restrain, recover damages from or obtain specific performance of the Adaptec Employee Agreements or obtain other remedies against any employee who breaches his/her Adaptec Employee Agreement, and to the extent necessary to permit Roxio to protect the rights and interests of the Roxio Business on the Separation Date.

                           (ii)     Adaptec and Roxio agree, at their own
respective cost and expense, to use their reasonable efforts to cooperate as follows: (A) Roxio shall advise Adaptec of: (1) any violation(s) of the Adaptec Employee Agreement by former Adaptec employees, and (2) any violation(s) of the Roxio Employee Agreement which affect Adaptec's rights; and (B) Adaptec shall advise Roxio of any violations of the Adaptec Employee Agreement by current or former Adaptec employees which affect Roxio's rights; PROVIDED, HOWEVER, that the foregoing obligations shall only apply to violations which become known to an attorney within the legal department of the party obligated to provide notice thereof.

                           (iii)    Adaptec and Roxio each may separately
enforce the Adaptec Employee Agreements of former Adaptec employees to the extent necessary to reasonably protect their respective interests, PROVIDED, HOWEVER, that (i) Roxio shall not commence any litigation relating thereto without first consulting with Adaptec's General Counsel or his/her designee and
(ii) Adaptec shall not commence any litigation relating thereto against any former Adaptec employee who is at the time an Roxio employee without first consulting with Roxio's Chief Executive Officer or his/her designee.

                           (iv)     Adaptec and Roxio understand and acknowledge
that matters relating to the making, performance, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this Section 8.1. In such circumstances, Adaptec and Roxio agree to take action with respect to the employee agreements that best accomplishes the parties' objectives as set forth in this Section 8.1 and that is consistent with applicable law.

         8.2 TERMS OF ROXIO EMPLOYMENT. At or before the Separation Date, Roxio Employees shall be required to execute a new agreement regarding confidential information and proprietary developments, if such form is required at the sole and absolute discretion of Roxio. In addition, nothing in this Agreement shall be construed to change the at-will status of the employment of any of the employees of Adaptec or Roxio.

         8.3 NON-SOLICITATION OF EMPLOYEES. Adaptec and Roxio each agree that, effective as of the Distribution Date, Adaptec and Roxio shall not solicit or recruit, without the other party's express written consent, the other party's employees for a period of one (1) year following the Distribution Date. To the extent this prohibition is waived, any recruitment efforts by either Adaptec or Roxio during the period of one (1) year after the Distribution Date shall be coordinated with appropriate management personnel, as Adaptec and Roxio shall mutually agree, of Adaptec or Roxio. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either:
(a) solely as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (b) as a result of an employee's initiative.

         8.4 EMPLOYMENT OF EMPLOYEES WITH UNITED STATES WORK VISAS. Roxio Employees with U.S. work visas authorizing them to work for Roxio will continue to hold work authorization for Roxio after the Separation Date. Roxio will request amendments to the nonimmigrant visa status of Roxio Employees with U.S. work visas authorizing them to work for Adaptec.

         8.5 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any Roxio Employee or other former, present or future employee of Adaptec or Roxio under any Adaptec Plan or Roxio Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Separation, nor the termination of the Participating Company status of Roxio shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between Adaptec and Roxio before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

         8.6      EMPLOYMENT LITIGATION.

                           (a)      CLAIMS TO BE TRANSFERRED TO ROXIO AND/OR
JOINTLY DEFENDED BY ADAPTEC AND ROXIO. On or before the Distribution Date, Adaptec and Roxio will enter into a written agreement that specifies the legal responsibility and accompanying Liability for identified claims of Roxio, if any.

                           (b)      UNSCHEDULED CLAIMS. Roxio shall have sole
responsibility for all employment-related claims regarding Roxio Employees that arise out of facts, acts or omissions occurring on or after the Distribution Date relating to, arising out of, or resulting from their employment with Roxio. Adaptec shall have sole responsibility for all employment-related claims by or regarding Adaptec employees and for all employment-related claims by or regarding Roxio Employees that arise out of facts, acts or omissions occurring prior to the Distribution Date.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 EFFECT IF SEPARATION, IPO AND/OR DISTRIBUTION DOES NOT OCCUR. If the Separation, IPO and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date, IPO, Registration Date and/or Distribution Date, or otherwise in connection with the Separation, IPO, Registration and/or Distribution, shall not be taken or occur except to the extent specifically agreed by Roxio and Adaptec.

         9.2 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         9.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the Law of the State of California without regard to the principles of conflicts of Laws thereunder, to the extent not preempted by the Employee Retirement Income Security Act of 1974.

         9.4 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by Adaptec and Roxio. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

         9.5 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

         9.6 INTERPRETATION. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, Section of, or Schedule to this Agreement unless otherwise indicated.

         9.7 AMENDMENT. The Board of Directors of Roxio and Adaptec may mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. No change or amendment will be made to this Agreement, except by an instrument in writing signed by authorized individuals.

         9.8 TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the Registration Date by and in the sole discretion of Adaptec without the approval of Roxio. This Agreement may be terminated at any time after the Registration Date and before the Distribution Date by mutual consent of Adaptec and Roxio. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

         9.9 CONFLICT. This Agreement is not intended to address, and should not be interpreted to address, the matters expressly covered by the Separation Agreement and/or the other Ancillary Agreements.

         9.10 COUNTERPARTS. This Agreement, including the Schedules hereto (if applicable) and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         9.11 DISPUTE RESOLUTION. Any and all controversies, disputes or claims arising out of, relating to, in connection with or resulting from this Agreement (or any amendment thereto or any transaction contemplated hereby or thereby), including as to its existence, interpretation, performance, non-performance, validity, breach or termination, including any claim based on contract, tort, statute or constitution and any claim raising questions of law, whether arising before or after termination of this Agreement, shall be deemed a Dispute as defined in the Separation Agreement and shall be resolved exclusively by, in accordance with, and subject to the limitations set forth in the Separation Agreement.

         IN WITNESS WHEREOF, each of the parties have caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                                        ADAPTEC, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        ROXIO, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------